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Exhibit 3.1


            CERTIFICATE OF TRUST OF MORGAN STANLEY AIRCRAFT FINANCE

     This Certificate of Trust of MORGAN STANLEY AIRCRAFT FINANCE (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, Scott Peterson, Ellen Brunsberg and Maurice Mason, in each case solely in their capacity as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is MORGAN STANLEY AIRCRAFT FINANCE.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington DE 19890-0001.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust.

                                      WILMINGTON TRUST COMPANY, as Owner Trustee

                                      By: /s/ Emmett R. Harmon
                                      Name: Emmett R. Harmon
                                      Title: Vice President

                                      SCOTT PETERSON, as Controlling Trustee

                                      /s/ Scott Peterson

                                      ELLEN BRUNSBERG, as Controlling Trustee

                                      /s/ Ellen Brunsberg

                                      MAURICE MASON, as Controlling Trustee

                                      /s/ Maurice Mason